                                                                    EXHIBIT 12.1




EL PASO ENERGY
RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
SEPTEMBER 30, 1997





                                                                                     SEPTEMBER 30, 1997
                                                                                     ------------------
   EARNINGS
   INCOME FROM CONTINUING OPERATIONS                                                           135
   INCOME TAXES                                                                                 96
   MINORITY INTEREST                                                                            19
   INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                ----------
      AND MINORITY INTEREST                                                                    250

   INTEREST AND DEBT EXPENSE                                                                   161 A
   INTEREST COMPONENT OF RENT                                                                    6 B
                                                                                        ----------
TOTAL EARNINGS AVAILABLE FOR FIXED CHARGES                                                     417
                                                                                        ==========


FIXED CHARGES
   INTEREST AND DEBT EXPENSE                                                                   161 A
   INTEREST COMPONENTS OF RENT                                                                   6 B
   FIXED CHARGES EXCLUDING PREFERRED STOCK DIVIDEND                                     ----------
      REQUIREMENT                                                                              167
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                        19
   TOTAL FIXED CHARGES                                                                  ----------
                                                                                               186
                                                                                        ==========
RATIO OF EARNINGS TO FIXED CHARGES                                                            2.24

    A INTEREST AND DEBT EXPENSE PER I/S                          178
      CAPITALIZED INTEREST                                         1
      LESS TGP REGULATORY & OTHER NON DEBT RELATED INT           (10)
      LESS EPNG RATE REFUND INTEREST EXP                          (8)
                                                            --------
                                                                 161

    B RENT EXPENSE:
      TGP                                                         -
      EPGTR                                                        9
      EPEM                                                         1
      EPFS                                                         7
      EPEIC                                                       -
                                                            --------
                TOTAL                                             17
INDUSTRY FACTOR USED TO CALCULATE INTEREST COMPONENT               3
                                                            --------
INTEREST COMPONENT OF RENT EXPENSE                                 6




                                                                PREPARED BY: MBS
                                                                 REVIEWED BY: CR